UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 14, 2023
Date of Report (date of earliest event reported)
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JUSHI HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56468 (Commission File Number)	98-1547061 (I.R.S. Employer Identification Number)
301 Yamato Road, Suite 3250 Boca Raton, FL 33431
(Address of principal executive offices and zip code)
(561) 617-9100
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 5.02 of this Current Report on Form 8-K describing the issuance of $750,000 principal amount of additional Notes (as defined below) is incorporated into this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 5.02 of this Current Report on Form 8-K with respect to the Warrants (as defined below) is incorporated into this Item 3.02 by reference.
The Warrants will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Mr. Cacioppo is an “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment No. 1 to CEO Employment Agreement.
In order to put the Company’s cash to better use and provide an additional opportunity for James Cacioppo, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Board”), to further invest into the Company, on March 14, 2023, Jushi Holdings Inc. (the “Company”), JGMT, LLC and Mr. Cacioppo, entered into an amendment to Mr. Cacioppo’s existing employment agreement (the "Amendment") pursuant to which Mr. Cacioppo agreed to receive the $750,000 annual cash bonus that would otherwise have been paid to him on March 15, 2023 in the following alternative form: (i) a lump sum cash payment in the amount of $250,000, (ii) $750,000 aggregate principal amount of 12% second lien notes due December 7, 2026 (“Notes”) and (iii) fully-detached warrants to purchase up to approximately $375,000 worth of the Company’s subordinate voting shares (“Warrants”), with such warrants to be priced and issued as soon as practicable in accordance with US and Canadian securities laws.
The warrants, when issued, will have an exercise price per subordinate voting share equal to the greater of: (a) a twenty-five percent (25%) premium to the volume-weighted average price per share of the Company’s subordinate voting shares on the Canadian Securities Exchange (converted into U.S. Dollars at an exchange rate determined by the Company in good faith) over the trailing ten (10) trading day period prior to the date the Warrants are issued, and (b) the fair market value of the Company’s subordinate voting shares on the Canadian Securities Exchange (converted into U.S. Dollars at an exchange rate determined by the Company in good faith) on the date the Warrants are issued.
Each component of the annual bonus shall be paid or issued on March 15, 2023, or as soon as practicable thereafter, as determined by the Board in its sole discretion, but in no event later than December 31, 2023, subject to the Company’s collection of all applicable withholding taxes, and provided Mr. Cacioppo remains employed by the Company on the applicable payment date. The Company does not expect the Warrants to be issued to Mr. Cacioppo until after the Company's Quarterly Report on Form 10-Q for the second quarter of 2023 is filed.
The Notes and the Warrants are part of the Company's private placement (“Offering”) of 12% second lien notes due December 7, 2026, and fully-detached warrants initially announced by the Company in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 15, 2022. Except for the exercise price, the Warrants issued pursuant to the Amendment will be in the same form as issued to all investors in the Offering, and the Notes will be issued on the same terms as the Notes purchased by all investors in the Offering, as additional notes under the Trust Indenture, dated December 7, 2022, between the Company and Odyssey Trust Company, as trustee.
The Company also previously announced in the Current Report on Form 8-K filed by the Company with the SEC on December 9, 2022 that the Company closed on a second tranche of the Offering for an additional aggregate principal amount of $3 million of Notes and 719,080 Warrants purchased by Mr. Cacioppo, who was not involved in pricing or setting the terms of the Offering.
The foregoing summary is not complete and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment No. 1 to Employment Agreement between the Company, JGMT, LLC and James Cacioppo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.
Date:	March 17, 2023	By:	/s/ Jon Barack
Jon Barack
President